                                                                EXHIBIT 21

                       SUBSIDIARIES OF OLIN CORPORATION
                       --------------------------------
                           (as of December 31, 1996)

                                                           PERCENTAGE OF DIRECT/
                                           JURISDICTION    INDIRECT OWNERSHIP
                                              WHERE          BY OLIN OF VOTING
SUBSIDIARY                                  ORGANIZED           SECURITIES
----------                                 ------------    ---------------------

A.J. Oster Caribe, Inc.                    Delaware             100%
A.J. Oster Company                         Rhode Island         100%
A.J. Oster Foils, Inc.                     Delaware             100%
A.J. Oster West, Inc.                      Rhode Island         100%
Bridgeport Brass Corp. (1)                 Indiana              100%
Bryan Metals, Inc. (2)                     Ohio                 100%
Doe Run Gas Transmission Company           Kentucky             100%
Etoxyl, C.A.                               Venezuela            100%
Hydrochim, S.A.                            France               100%
N.V. Olin Hunt Specialty Products          Belgium              100%
N.V. Olin Hunt Trading                     Belgium              100%
Olin Microelectronic Chemicals, Inc.       Delaware             100%
Olin Microelectronic Materials Limited     United Kingdom       100%
Olin Australia Limited                     Australia            100%
Olin Brasil Ltda.                          Brazil               100%
Olin Canada Inc.                           Canada               100%
Olin Chemicals B.V.                        Netherlands          100%
Olin Corporation N.Z. Limited              New Zealand          100%
Olin Electronic Chemicals, Inc.            Pennsylvania         100%
Olin Engineered Systems, Inc.              Delaware             100%
Olin Export Trading Corporation            Virgin Islands       100%
Olin Financial Services, Inc.              Delaware             100%
Olin GmbH                                  Germany              100%
Olin Hunt Specialty Products, Inc.         Delaware             100%
Olin Hunt Sub. I Corp.                     Delaware             100%
Olin Industrial (Hong Kong) Limited        Hong Kong            100%
Olin Japan, Inc.                           Japan                100%
Olin Kimya, A.S.                           Turkey                75%
Olin Mexico, S.A. de C.V.                  Mexico               100%
Olin Microelectronic Materials AG          Switzerland          100%
Olin Microelectronic Materials N.V.        Belgium              100%
Olin Microelectronic Materials S.A.        France               100%
Olin Pte. Ltd.                             Singapore            100%
Olin Quimica S.A.                          Delaware             100%
Olin S.A.                                  France               100%
Olin S.r.l.                                Italy                100%
Olin Sunbelt, Inc.                         Delaware             100%
Olin (U.K.) Limited                        United Kingdom       100%
Superior Pool Products, Inc.               Delaware             100%

    There are omitted from the foregoing list the names of certain subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary. Subsidiaries which were transferred to Primex Technologies, Inc. in the spinoff are also not included.

------
1. d/b/a "Olin Brass, Indianapolis" and "Olin Brass, Indianapolis Facility" in States of CA, IL, IN, NJ, NC, OH, PA, RI and TX.
2.  d/b/a "Bryan Metals of Ohio" in NJ.

EX21.